SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

E-WASTE SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	26-4018362 (I.R.S. Employer Identification No.)
101 First Street #493, Los Altos, CA 94022

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.001 par value	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities act registration statement file number to which this form relates: 333-165863

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1.  Description of Securities to be Registered.

The class of securities to be registered hereby are Common Stock, par value $0.001 per share (the “Common Stock”), of E-Waste Systems, Inc., a Nevada corporation. The descriptions of the Common Stock is set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (Registration No. 333-165863) as amended, the “Registration Statement” which became effective September 10, 2010 originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as an S-1 Registration Statement on April 1, 2010, is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.  Exhibits.

Exhibit No.	Title of Document

3.1	Articles of Incorporation*

3.2	Bylaws*

* Incorporated by reference to Form S-1 filed on April 1, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 17, 2012

E-WASTE SYSTEMS, INC.

By:	/s/ Martin Nielson
Martin Nielson
Chief Executive Officer